Exhibit 10.13
           PURCHASE AGREEMENT

           THE LANDINGS AT ROCK CREEK ,
           LITTLE ROCK, ARKANSAS




           SELLER:


           WATERTON ROCK, Limited,
           an Arkansas limited partnership


           BUYER:

           KelCor, INC.,
           a Missouri corporation



           July 10, 2001

                               PURCHASE AGREEMENT

     THIS PURCHASE AGREEMENT (this "Agreement") is made as of July 10, 2001 (the "Effective Date"), by and between Waterton Rock, Limited, an Arkansas limited partnership ("Seller"), and KelCor, Inc., a Missouri corporation ("Buyer").

                                R E C I T A L S

     Buyer desires to purchase, and Seller desires to sell, the Property, on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the respective promises contained in this Agreement, Buyer and Seller agree as follows:

                               A G R E E M E N T S

     1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the following (collectively, the "Property"): (A) the land (the "Land") located at 13200 Chenal Parkway, Little Rock, Arkansas, as more particularly described in Exhibit A; (B) all improvements, structures and fixtures located upon the Land (the "Improvements"); (C) all tangible personal property (the "Personal Property") located on and used solely in connection with the Improvements and described in Exhibit B; (D) the interest of the landlord in and to all leases of space of all or any portion of the Improvements (the "Tenant Leases"); (E) to the extent assignable without the consent of third parties on a quit claim basis without any recourse, the name "The Landings at Rock Creek", all contracts, agreements, permits, licenses and warranties held solely for use in connection with all or any portion of the Improvements or the Personal Property (the "Intangible Property"); and (F) all of the interest of Seller in any written contracts and agreements entered into by Seller and which relate to the ownership, operation, maintenance and use of the Property, including, without limitation, any amendments or modifications thereto or any correspondence relating thereto ("Service Contracts"). Attached hereto as Exhibit C is a list of those Service
Contracts which Seller cannot terminate and which must be assumed by Buyer as Assumed Service Contracts (the "Mandatory Service Contracts").

     2. Purchase Price. The purchase price for the Property shall be Five Million Four Hundred Thousand and No/100 Dollars ($5,400,000.00) (the "Purchase Price").

     3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:

          A. Deposit. Buyer will deliver to New York Land Title Services, as agent for Commonwealth Land Title Insurance Company, 630 Third Avenue, 5th Floor, New York, New York 10017 (the "Title Company"), not later than two (2) business days

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
following the execution of this Agreement by Buyer and Seller, a cashier's check or wire transfer of immediately available federal funds, in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Initial Deposit"). If Buyer elects to proceed with the transaction as evidenced by the delivery of the Due Diligence Notice (as hereinafter defined), the Buyer shall deliver a copy of the Due Diligence Notice to the Title Company along with a cashier's check or wire transfer of immediately available federal funds, in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the "Additional Deposit"). The Initial Deposit and Additional Deposit are hereinafter referred to as the "Deposit". After the expiration of the Lender Approval Period (as hereinafter defined) the Deposit shall be non-refundable to Buyer except as provided in Paragraph 3C. The Deposit shall be held by the Title Company in accordance with the terms of Paragraph 3C below and the terms of a separate escrow agreement in the form of Exhibit D attached hereto and dated as of the date hereof by and among Buyer, Seller and the Title Company (the "Escrow Agreement").

          B. Closing Payment. The balance of the Purchase Price, as adjusted by the prorations and credits specified in this Agreement, shall be paid to the Title Company by wire transfer of immediately available federal funds on or before 10:00 a.m. Central Time on the date ("Closing Date") which is fifteen
(15) days after the later to occur of the expiration of the "Due Diligence Period" (as defined in Paragraph 5) and the Lender Approval Period, except as provided in Paragraph (D)(5) below. The amount to be paid under this subparagraph B is referred to in this Agreement as the "Closing Payment."

          C. REMEDIES, LIQUIDATED DAMAGES. IF THE CLOSING DOES NOT OCCUR DUE TO BUYER'S DEFAULT UNDER THIS AGREEMENT, IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE AMOUNT OF DAMAGES WHICH SELLER MAY SUFFER. THEREFORE, THE PARTIES HAVE AGREED THAT THE AMOUNT NECESSARY TO COMPENSATE SELLER FOR SUCH DAMAGES IS AND SHALL BE THE TITLE COMPANY'S DELIVERY OF THE DEPOSIT TO SELLER AS LIQUIDATED DAMAGES, AS SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT (SUBJECT TO THOSE PROVISIONS OF THIS AGREEMENT WHICH, BY THEIR EXPRESS TERMS, SURVIVE A TERMINATION OF THIS AGREEMENT). SUCH LIQUIDATED DAMAGES ARE NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF APPLICABLE LAW. IF THE CLOSING DOES NOT OCCUR FOR ANY REASON OTHER THAN BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THIS AGREEMENT SHALL TERMINATE AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS TO EACH OTHER HEREUNDER, EXCEPT FOR (1) THE RIGHT OF BUYER TO THE RETURN OF THE DEPOSIT, (2) THOSE PROVISIONS OF THIS AGREEMENT WHICH, BY THEIR EXPRESS TERMS, SURVIVE A TERMINATION OF THIS AGREEMENT, AND (3) IF THE CLOSING FAILS TO OCCUR SOLELY BECAUSE OF SELLER'S DEFAULT, THEN, BUYER, AS ITS SOLE AND EXCLUSIVE REMEDY MAY EITHER (A) RECOVER THE DEPOSIT OR (B) BRING AN ACTION FOR SPECIFIC PERFORMANCE OF THIS AGREEMENT IN WHICH EVENT, AND ONLY IN SUCH EVENT SHALL BUYER HAVE THE RIGHT TO RECORD A LIS PENDENS AGAINST THE PROPERTY. IF THE CLOSING OCCURS IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT, SELLER SHALL

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
APPLY THE DEPOSIT AS A CREDIT TOWARD THE PURCHASE PRICE. THIS PARAGRAPH 3C SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND NOTHING IN THIS PARAGRAPH 3C IS INTENDED TO LIMIT THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER PARAGRAPH 11E.

_____________________________________         _________________________________
          BUYER'S INITIALS                            SELLER'S INITIALS

          D. Existing Mortgage.

               (1) Assumption. The Property is to be conveyed without release of, and Buyer shall assume, the lien of the existing mortgage and related security instruments and documents (collectively, the "Existing Mortgage") in favor of Berkshire Mortgage Finance Limited Partnership, a Massachusetts limited partnership ("Lender"), which secures payment of a promissory note in favor of Lender in the original principal amount of $4,000,000 (the "Loan"). All documents and instruments evidencing, securing or otherwise relating to the Loan including the Existing Mortgage are herein collectively called the "Loan Documents".

               (2) Consent. It shall be a condition precedent to the obligation of Seller to sell, and Buyer to purchase, the Property: (i) that all requirements under the Loan Documents with respect to the conveyance of the Property subject to the Existing Mortgage are met to the Lender's satisfaction;
(ii) as to the Seller's obligation, that Seller is released from its monetary obligations under the promissory note and released from all other liabilities under the Loan Documents first accruing from and after the Closing Date (in the event that Seller does not obtain such a release, but Buyer executes and delivers to Seller an indemnification in form and substance satisfactory to Seller in its sole discretion, with respect to such obligations first accruing from and after the Closing Date, on terms and conditions reasonably satisfactory to Seller, then the delivery of a release by Lender shall not constitute a condition precedent to Seller's obligation to close the transactions described herein); (iii) the Lender shall release to Seller all escrow funds (other than impounds for real estate taxes, insurance and replacement reserves to the extent Seller receives a credit as provided below) and (iv) the Lender delivers at the Closing a certificate or other written confirmation as to the outstanding principal balance, accrued interest and other sums due and owing, or accrued, under the Loan as of the Closing Date and any certificate, statement or other evidence that the Lender customarily gives to assumptors with respect to the absence of default under the Loan. Within ten (10) business days of the Effective Date, Buyer shall have delivered to Lender an application and all required deposits in order to commence the assumption process. Buyer shall, with diligence and reasonable commercial efforts, endeavor to obtain within the Due Diligence Period the Lender's approval of Buyer or its affiliates as the intended Borrower and of any changes to the Loan Documents or modification to the Lender's requirements that are necessary to accommodate or are consistent with the intended borrower's and its affiliates' organizational structure (collectively, the "Lender's Approval"). If Buyer has obtained the Lender Approval during the Due Diligence Period, Buyer shall include confirmation within the Diligence Notice pursuant to Paragraph 5. If Buyer fails to obtain the Lender Approval on or before the expiration of the Due Diligence Period, Buyer shall have an

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
additional fifteen (15) days from the expiration of the Due Diligence Period (the "Lender Approval Period") to obtain the Lender's Approval. If Buyer fails to obtain the Lender Approval prior to the expiration of the Lender Approval Period, Buyer or Seller shall have the right to terminate this Agreement solely as a result of the failure to obtain the Lender Approval by delivering written notice to Seller or Buyer, as the case may be, and the Title Company, in which event the Deposit (less Buyer's share of escrow cancellation costs, if any) shall be returned to Buyer. If Buyer delivers written notice of termination on or before the expiration of the Lender Approval Period this Agreement shall terminate and the Deposit shall be returned to Buyer.

               (3) Assumption Costs. All transfer or other fees charged by Lender and any costs and expenses charged by Lender in connection with the transfer of the Property, recording costs and expenses relating to the recordation of any mortgage assignment agreement or other documentation relating to the transfer of the Property, attorneys' fees incurred by Lender, any title insurance premiums or costs for endorsements required by Lender, and any other costs and expenses relating to the transfer of the Property subject to the Loan shall be paid by the Buyer (the "Assumption Costs").

               (4) Adjustment of Buyer Price. At Closing, Buyer shall receive a credit against the Purchase Price in the amount, as of the Closing Date, of the principal balance of the Existing Mortgage, plus all accrued and unpaid interest and other sums then due and payable pursuant to the Existing Mortgage and any impounds that are retained by Lender. Accrued interest for the day of Closing shall be charged to the Buyer.

               (5) Extension of Closing. If, despite Buyer's reasonable efforts pursuant to subparagraph 2, the Lender's requirements (other than the Lender's Approval, which must be obtained by the expiration of the Due Diligence Period or the Lender Approval Period, if applicable) for transfer of the Property by Seller under the Loan Documents that are outside of the control of Buyer are not met by the Closing Date, then the Buyer may extend the Closing Date from its original date for up to thirty (30) days in order to meet such requirements. In addition, to the extent Buyer is diligently pursuing to satisfy the Lender's requirements that are outside of the control of Buyer (other than Lender's Approval), Buyer shall have the additional right to extend the Closing Date up to an additional thirty days.

     4. Title.

          A. Title Report. Within five (5) business days after the Effective Date Seller shall cause the Title Company to deliver to Buyer (1) a title insurance commitment covering the Property from the Title Company; and (2) copies of the documents evidencing the exceptions to title stated therein (collectively, the "Title Report"). Buyer shall order, and, upon its receipt, Buyer will deliver to Seller either an update of the survey previously delivered to Buyer by Seller, or a new survey (collectively, the "Survey") of the Property. Unless Buyer gives written notice ("Title Disapproval Notice") that it disapproves the exceptions to title shown on the Title Report or the matters disclosed by the Survey, stating the exceptions so disapproved, within ten (10) days of Buyer's receipt

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
of both the Title Report and the Survey, but in no event later than the expiration of the Due Diligence Period, Buyer shall be conclusively deemed to have approved the Survey and the exceptions listed in the Title Report. Seller shall provide notice to Buyer, not later than seven (7) days after its receipt of any Title Disapproval Notice indicating whether or not, on or before the Closing Date, Seller will (i) remove any such disapproved exceptions or cause the Title Company to issue an endorsement affirmatively insuring against such exceptions or matters in a form reasonably acceptable to Buyer at no cost or expense to Buyer (other than instruments executed by Seller which secure monetary obligations not to exceed the current balance of the Loan plus accrued interest, any mechanic's liens affecting the Property, and any real property taxes which will be past due as of the Closing Date, all of which Seller shall be obligated to remove or cause the Title Company to insure over), and (ii) correct any disapproved Survey matter. If Seller has provided notice to Buyer that Seller will not remove or cause the Title Company to insure over any such disapproved exception, or correct any disapproved Survey matter, then, Buyer will have the right, which it may elect in writing at any time during the seven
(7) day period following delivery of Seller's notice to Buyer, either to waive Buyer's objection to such disapproved exception or Survey matter, or to terminate this Agreement. In the event of any such termination, the Deposit shall be promptly delivered by the Title Company to Buyer.

          B. Title Contingency. A condition precedent to Buyer's obligation to purchase the Property shall be the willingness of the Title Company to issue to Buyer on the Closing Date an A.L.T.A. owner's policy of title insurance policy ("Owner's Policy"), in the face amount of the Purchase Price, which Owner's Policy shall show a fee simple estate in the Land to be vested of record in Buyer, subject solely to the following exceptions (the "Permitted Exceptions"):
(1) the lien of any real estate taxes and assessments for the "Current Tax Year" (as defined below) and subsequent periods, provided that the same are prorated in accordance with this Agreement; (2) the lien of the Existing Mortgage and related security documents; (3) such state of facts as an accurate survey or physical inspection of the Property would disclose; (4) present and future zoning laws, ordinances, codes, resolutions, orders and regulations of all municipal, county, state or federal governments having jurisdiction over the Property and the use of improvements thereon; (5) all matters caused directly or indirectly by Buyer, its agents, employees or contractors; (6) the printed exceptions which appear in the standard form Owner's Policy of title insurance issued by the Title Company in Arkansas; (7) any exceptions approved or deemed approved by Buyer pursuant to subparagraph A above; and (8) any covenant, condition, restriction, right, right of way, or easement of record as of the Effective Date that does not materially and adversely affect the continued use of the Property for the purpose for which the Property is being currently used. In addition, if a new matter other than a Permitted Exception ("New Matter") affecting the estate in the Land comes into existence after the effective date of the Title Report or the Survey, and Buyer promptly notifies Seller of its disapproval of such New Matter after Buyer's discovery of same, Seller shall be obligated to remove or cause the Title Company to insure over such New Matter only to the extent it arose as a result of Seller's action within thirty (30) days from the date of receipt of notice from Buyer with respect to the New Matter (and the Closing Date shall be extended to accommodate such cure period). In the event that Seller does not remove or cause the Title Company to insure over such New Matter within such thirty (30) day period, Buyer shall have the right, as Buyer's sole

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
and exclusive remedy hereunder for such failure, either (a) to terminate this Agreement by written notice to Seller, in which case, the Deposit shall be returned to Buyer, this Agreement shall be null and void and of no further force or effect and the parties hereto shall have no further obligations to the other, or (b) to waive the foregoing right of termination and all other rights and remedies on account of such New Matter and to close the transaction contemplated by this Agreement.

     5. Due Diligence Contingency. Within five (5) business days of the Effective Date Seller shall provide Buyer with copies of or access to the information (the "Property Documents") described in Exhibit E attached hereto. Subject to the terms of the Tenant Leases, Seller shall provide Buyer with reasonable access to the Property during regular business hours upon not less than forty-eight (48) hours notice. Seller, upon reasonable advance notice, shall also make available to Buyer for its inspection and photocopying during regular business hours such Property Documents which were not delivered to Buyer but are in Seller's or the manager of the Property's possession. Seller shall have no obligation to deliver to Buyer any of the following confidential and proprietary materials: (1) information contained in Seller's credit reports, credit authorizations, credit for financial analyses or projections, steering committee sheets, account summaries or other internal documents relating to the Property, including any valuation documents and the book value of the Property;
(2) material which is subject to attorney client privilege or which is attorney work product; (3) appraisal reports or letters; (4) financials of Seller or any affiliate of Seller; or (5) material which Seller is legally required not to disclose.

          Commencing on the Effective Date and continuing until 5:00 p.m. Central Time on August 9, 2001 (the "Due Diligence Period"), Buyer shall in good faith diligently perform and complete, at its sole expense, its due diligence review, examination and inspection of all matters pertaining to its acquisition of the Property, including the Tenant Leases, Intangible Property, and all financial, physical, environmental and compliance matters, entitlements and other conditions respecting the Property.

          Buyer shall at all times conduct such due diligence in compliance with applicable laws and the terms of the Tenant Leases, and in a manner so as to not cause damage, loss, cost or expense to Seller, the Property or the tenants of the Property (and without interfering with or disturbing any tenant at the Property). In no event shall Buyer contact any tenant of the Property nor shall Buyer contact any governmental authority having jurisdiction over the Property without Seller's express written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Buyer shall provide Seller with certificates evidencing the comprehensive general liability insurance policies which shall be maintained by Buyer and each consultant which Buyer will have present on the Property in connection with its investigations upon the Property prior to the date of entry upon the Property, with the limits, coverage and insurer under such policies being reasonably satisfactory to Seller. Without limitation on the foregoing, Buyer must maintain commercial general liability insurance, in an amount not less than $1,000,000 combined limits for any injuries, deaths or property damage sustained as a result of any one accident or occurrence, (ii) worker's compensation insurance at statutory limits, and (iii) employer's liability insurance in an amount not less than $1,000,000 for each accident, disease per employee and disease policy limit. Any representative of Buyer which

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conducts  environmental  inspections of the Property shall also provide evidence of environmental liability insurance of not less than $1,000,000. In addition, Buyer and Buyer's representatives waive any claims against Seller and Seller's employees and agents for any injury to persons or damage to property arising out of any inspections or physical testing of the Property, including any damage to the tools and equipment of Buyer and Buyer's representatives, all of which shall be brought on the Property at the sole risk and responsibility of Buyer and Buyer's representatives. Buyer shall conduct its investigations, reviews and examinations of the Property solely during business hours (unless otherwise approved in writing by Seller) and upon at least twenty four (24) hours prior written notice to Seller, and Seller shall have the right, at its option, to cause a representative of Seller to be present at all such inspections, reviews and examinations. Buyer's right to enter hereunder shall terminate upon the termination of this Agreement. Buyer shall keep all information or data received or discovered in connection with such due diligence strictly confidential in accordance with Paragraph 11F (except as disclosure thereof is required to be made to third parties in connection with Buyer's good faith due diligence investigations of the Property and its lawyers, accountants, advisors and
consultants,   in  connection  with  Buyer's  purchase  of  the  Property).  The obligation of confidentiality by Buyer and its agents and representatives as set forth above shall not apply to any data and information with respect to the Property which is a matter of public record. Any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) shall be conducted by Buyer only after obtaining Seller's prior written consent to such testing, which consent shall not be unreasonably withheld or delayed, but which may be conditioned upon, among other things, Seller's approval of the following: (a) the contractor who will be conducting such testing; (b) such contractor's insurance coverage as provided above; (c) the scope and nature of the testing to be performed by such contractor; and (d) the written agreement by such contractor to be bound by the confidentiality provisions of Paragraph 11F.

          Upon the completion of any inspection or test, Buyer shall promptly restore the Property to its condition prior to such inspection or test. Buyer shall keep the Property free and clear of any liens and will indemnify, protect, defend, and hold Seller, its officers, employees, agents, independent contractors and such other parties in interest as Seller may reasonably require, harmless from and against all claims (including any claim for damage to property or injury to or death of any persons), liabilities, obligations, liens or encumbrances, losses, damages, costs or expenses, including reasonable attorney's fees, whether or not legal proceedings are instituted or asserted against Seller or the Property as a result of, or in any way arising from, any entry onto the Property by Buyer, its agents, employees or representatives.

          If, based upon such reviews, examinations or inspections, Buyer shall determine that it intends to acquire the Property and Buyer notifies Seller and the Title Company of such determination in writing prior to the expiration of the Due Diligence Period ("Due Diligence Notice"), this Agreement shall continue in full force and effect and thereafter the Deposit shall be nonrefundable to Buyer (except in the case of a default by Seller hereunder). In addition, Buyer shall deliver to the Title Company the Additional Deposit along with a copy of the Due Diligence Notice. If Buyer fails to deliver the Due Diligence Notice and the Additional Deposit to Seller and the Title Company prior to the expiration of the Due Diligence Period, then this Agreement shall terminate and the

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Deposit  (less  Buyer's  share of escrow  cancellation  costs,  if any) shall be returned to Buyer.

          Prior to the expiration of the Due Diligence Period, Buyer shall notify Seller in writing if Buyer elects not to assume those Service Contracts which Buyer can terminate and need not be assumed by Buyer at Closing (the "Discretionary Service Contracts"), which Discretionary Service Contracts are identified on Exhibit F attached hereto. If Buyer does not exercise its right to terminate this Agreement prior to the expiration of the Due Diligence Period, Seller shall terminate such disapproved Discretionary Service Contracts prior to the Closing Date.

     6. Closing. The sale and purchase herein provided shall be consummated through the mail with all deliveries required hereunder being made to the Title Company on or before 10:00 a.m. Central Time on the Closing Date. Buyer acknowledges and agrees that the Closing Date is of extreme importance to Seller as the Purchase Price is needed by Seller on the Closing Date in order to satisfy certain obligations of Seller and its affiliates, and that Buyer's covenant to close the transaction contemplated by this Agreement on the Closing Date constitutes a material inducement to the entry by Seller into this Agreement.

          A. Escrow. On or before 10:00 a.m. Central Time on the Closing Date, the parties shall deliver to the Title Company the following:

               (1) By Seller.  Seller  shall  deliver  (a) a duly  executed  and acknowledged special warranty deed covering the Land and the Improvements in the form of Exhibit G attached hereto (the "Deed"); (b) four (4) duly executed and acknowledged counterpart originals of the bill of sale covering the Personal Property and assignment and assumption covering the Mandatory Service Contracts, and the Discretionary Service Contracts that Buyer elects to assume, the Tenant Leases and Intangible Property, in the form of Exhibit H (the "Bill of Sale, Assignment and Assumption"); (c) a certificate of Seller respecting the "non-foreign" status of Seller in the form of Exhibit I; (d) duly executed counterpart originals of a form of notice to each tenant of the Property in the form of Exhibit J (collectively, the "Notice to Tenants"); (e) to the extent Seller or the manager of the Property has in its possession original counterparts of the Tenant Leases, such original counterparts; (f) a closing statement (the "Closing Statement"), dated as of the Closing Date and duly executed by Seller, setting forth, among other things, all payments to and from the closing escrow in connection with the purchase and sale of the Property; (g) a certified rent roll dated within five days of the Closing Date;(h) transfer tax declarations ("Transfer Declarations") duly executed by Seller in the form required by applicable governmental authorities; (i) subject to Paragraph 3(D), any documents or deliveries by or on behalf of Seller that are required under the Loan Documents in connection with Buyer's assumption of the Existing Mortgage; and (j) evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction provided herein have been obtained by Seller, and such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transaction contemplated hereby and to issue the Owner's Policy (provided that the same do not materially decrease Seller's rights or materially increase Seller's obligations hereunder).

               (2) By Buyer. Buyer shall deliver (a) the Closing Payment by wire transfer of immediately available federal funds; (b) four (4) duly executed and acknowledged counterpart originals of the Bill of Sale, Assignment and Assumption; (c) duly executed counterpart originals of the form of Notice to Tenants; (d) a duly executed counterpart of the Closing Statement; (e) duly executed Transfer Declarations in the form required by applicable governmental authorities; (f) any documents or deliveries by or on behalf of Buyer that are required under the Loan Documents in connection with Buyer's assumption of the Existing Mortgage, including the Buyer's indemnification, if required; and (g) evidence reasonably satisfactory to the Title Company that all necessary authorizations of the transaction provided herein have been obtained by Buyer, and such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transaction contemplated hereby and to issue the Owner's Policy (provided that the same do not materially decrease Buyer's rights or materially increase Buyer's obligations hereunder).

          B. Conditions to Closing; Delivery to Parties. The conditions to the closing of such escrow shall be the Title Company's receipt of funds and documents described in subparagraph A above and the items to be delivered by third parties as described in the Escrow Agreement. Upon the satisfaction of the above conditions, then the Title Company shall deliver the items described in subparagraph A above in accordance with the Escrow Agreement and take all other actions authorized by the Escrow Agreement.

          C. Closing Costs. Buyer shall pay (a) 50% of all costs and expenses of the escrow arrangements; (b) all title charges in connection with the transaction contemplated by this Agreement, other than the costs of a base Owner's Policy; (c) the costs and expenses of the Survey; (d) all recordation costs payable in connection with the transaction contemplated by this Agreement;
(e) the cost of any of Buyer's examinations and inspections and audits of the Property, including the cost of any of its appraisals, environmental, physical and financial audits; and (f) the Assumption Costs. Seller shall pay (a) 50% of all costs and expenses of the escrow arrangements; (b) the costs of the base Owner's Policy; and (c) the "Commission" (as defined below). All other closing costs not specifically allocated herein shall be paid by the parties as is customary in the county in which the Property is located. Seller and Buyer shall each pay their respective (i) legal fees and expenses, (ii) share of prorations (as provided below), and (iii) cost of all opinions, certificates, instruments, documents and papers required to be delivered, or caused to be delivered, by it hereunder and the cost of all its performances under this Agreement.

          D. Prorations.

               (1) Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date:

                    (a) Taxes and Assessments. All real estate taxes and assessments on the Property shall be prorated as provided in this subparagraph
(a). Real estate and personal property taxes due and payable with respect to the Property in the year in which the Closing occurs (regardless of when such taxes accrue) shall be prorated based on the portion of the year which has elapsed prior to the Closing Date. If the amount of any such taxes has not been determined as of Closing, such credit shall be based on the most recent ascertainable taxes, and the tax proration shall not be re-calculated following the Closing. Seller shall also give Buyer a credit for any special assessments against the Property which are due and payable prior to Closing, and Buyer shall be responsible for all special assessments due and payable on or after the Closing.

                    Upon the Closing Date and subject to the adjustment provided above, Buyer shall be responsible for real estate taxes and assessments on the Property payable following the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the taxes or assessments on the Property resulting from the sale of the Property or from any improvements made or leases entered into at any time or for any reason. With respect to the current year and all prior periods, Seller hereby reserves the right to institute or continue any proceeding or proceedings for the reduction of the assessed valuation of the Property, and, in its sole discretion, to settle the same. Seller shall have sole authority to control the progress of, and to make all decisions with respect to, such proceedings. All net tax refunds and credits attributable to any period prior to the Closing Date shall belong to and be the property of Seller. All net tax refunds and credits attributable to any period subsequent to the Closing Date shall belong to and be the property of Buyer. Buyer agrees to cooperate with Seller in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of this subparagraph, including the delivery to Seller, upon demand, of any relevant books and records, including receipted tax bills and cancelled checks used in payment of such taxes, the execution of any and all consent or other documents, and the undertaking of any acts necessary for the collection of such refund by Seller. Buyer agrees that, as a condition to the transfer of the Property by Buyer, Buyer will cause any transferee to assume the obligations set forth herein.

                    (b) Rents. Buyer shall receive a credit at Closing for all rents collected by Seller prior to the Closing and allocable to the period after Closing. No credit shall be given Seller for accrued and unpaid rent or any other non-current sums due from tenants until said sums are paid, and Seller shall retain the right to collect any such rent provided Seller does not sue to evict any tenants or terminate any Tenant Leases. Buyer shall use reasonable efforts after Closing to collect any rent under the Tenant Leases which has accrued as of the Closing; provided, however, Buyer shall not be obligated to sue any tenants or exercise any legal remedies under the Tenant Leases. Any portion of any rents collected subsequent to the Closing Date and properly allocable to periods prior to the Closing Date shall be paid, promptly after receipt, to Seller, but subject to all of the provisions of this Section hereof; and any portion thereof properly allocable to periods on or subsequent to the Closing Date shall be paid to Buyer. All payments collected from tenants after Closing shall first be applied to the month in which the Closing occurs, then to any rent due to Buyer for the period after Closing and finally to any rent due to Seller for the period prior to Closing; provided, however, notwithstanding the foregoing, if Seller collects any payments from tenants after Closing through its own collection efforts, Seller may first apply such payments to rent due Seller for the period prior to Closing.

                    (c) Operating Expenses. All operating expenses under the service contracts and agreements assumed by Buyer under the Bill of Sale, Assignment and Assumption shall be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing Date occurs (the "Current Billing Period"), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to and including the Closing Date (which shall be allocated to Seller) and the number of days in the Current Billing Period after the Closing Date (which shall be allocated to Buyer), and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing Date, then such proration shall be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.

               (2) Security Deposits; Prepaid Rents. Prepaid rentals and other tenant charges for periods after the Current Month, and the current balance of the security deposits (including any portion thereof which may be designated as prepaid rent) under Tenant Leases, if and to the extent that such deposits are in Seller's actual possession and have not been otherwise applied by Seller to any obligations of any tenants under the Tenant Leases, shall be credited against the Purchase Price, and upon the closing of the transaction contemplated hereby, Buyer shall assume full responsibility for all security deposits to be refunded to the tenants under the Tenant Leases (to the extent the same are required to be refunded by the terms of such Tenant Leases or applicable).

               (3) Existing Mortgage. Seller shall receive the credits described in Paragraph 3(D)(4) above.

               (4) Calculation; Reproration. Seller shall cause its property manager ("Manager") to prepare and deliver to the parties no later than five (5) days prior to the Closing Date an estimated closing statement which shall set forth the costs payable under Paragraph 6C and the prorations and credits provided for in this Paragraph 6D and elsewhere in this Agreement. Other than real estate taxes and assessments, which shall not be the subject of a re-proration, any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subparagraph. Buyer shall notify Seller within two (2) days after its receipt of such estimated closing statement of any items which Buyer disputes, and the parties shall attempt in good faith to reconcile any differences not later than one (1) day before the Closing Date. The estimated closing statement as adjusted as aforesaid and approved in writing by the parties (which shall not be withheld if prepared in accordance with this Agreement) shall be referred to herein as the "Closing Statement". If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within sixty (60) days after the Closing Date, and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement shall be binding and conclusive against such party.

               (5) Items Not Prorated. Seller and Buyer agree that (a) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall be responsible for arranging for its own insurance as of the Closing Date; and (b) utilities, including telephone, electricity, water and gas, shall be read on the Closing Date and Buyer shall be responsible for all the necessary actions needed to arrange for utilities to be transferred to the name of Buyer on the Closing Date, including the posting of any required deposits (it being understood, however, that Seller shall be entitled to a credit at the Closing any utility deposits which it or its predecessors have made prior to the Closing Date, to the extent the same are transferred to Buyer, and Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to and including the Closing Date, and any utility deposits for which it does not receive a credit hereunder). Accordingly, there will be no prorations for insurance, utilities (except to the extent provided above for utility deposits), or payroll. In the event a meter reading is unavailable for any particular utility, such utility shall be prorated in the manner provided in subparagraph (1)(d) above.

               (6) Indemnification. Buyer shall indemnify, protect, defend and hold Seller harmless from and against any Claim in any way arising from the matters for which Buyer receives a credit or otherwise assumes responsibility pursuant to this Paragraph 6D or the Bill of Sale, Assignment and Assumption.

               (7) Survival. This Paragraph 6D shall survive the Closing Date.

     7. Destruction/Condemnation of Property. In the event that all or any portion of the Land or Improvements is damaged or destroyed by any casualty or by a taking or condemnation under the provisions of eminent domain law after the Effective Date but prior to the Closing Date, Seller shall give Buyer prompt written notice of the same ("Casualty/Condemnation Notice"), but Seller shall have no obligation to repair or replace any damage or destruction caused by the foregoing. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller under or pursuant to any casualty insurance coverage, or under the provisions of eminent domain law, as applicable, and all proceeds from any such casualty insurance or condemnation awards received by Seller on account of any such casualty or condemnation, as the case may be (to the extent the same have not been applied by Seller prior to the Closing Date to repair the resulting damage), and there shall be no reduction of the Purchase Price (except that in connection with a casualty covered by insurance, Buyer shall be credited with the lesser of the remaining cost to repair the damage or destruction caused by such casualty or the amount of the deductible under Seller's casualty insurance policy [except to the extent such deductible was expended by Seller to repair the resulting damage]). In the event the cost of repair or restoration of the damage to such improvements on account of such casualty or condemnation shall exceed an amount equal to Ten Percent (10%) of the Purchase Price, either party may, at its option, terminate this Agreement by written notice to the other, given within five (5) business days after the delivery of the Casualty/Condemnation Notice (and if the

Closing Date falls within such five (5) business day period, the Closing Date shall be extended until the day after the expiration of such five (5) business day period).

     8. Representations and Warranties; Certain Covenants.

          A. Representations and Warranties of Seller. Seller hereby represents and warrants the following to Buyer:

               (1) Authority. Seller has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Agreement.

               (2) Due Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Seller.

               (3) Enforceability. This Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles.

               (4) No Bankruptcy or Dissolution. No "Bankruptcy/Dissolution Event" (as defined below) has occurred with respect to Seller. As used herein, a "Bankruptcy/Dissolution Event" means any of the following: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; (c) an assignment for the benefit of creditors; (d) an attachment, execution or other judicial seizure of a substantial property interest; (e) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (f) a dissolution or liquidation, death or incapacity.

               (5) Tenant Leases. Exhibit K contains a true and complete rent roll and lease summary ("Rent Roll") as of the date hereof, which sets forth all tenants and occupants ("Tenants") of the Property under "Tenant Leases," which term, as used herein, means the leases and other documents or agreements governing the occupancy of the Property by Tenants. To the best knowledge of Seller but without independent investigation, each Tenant Lease is in full force and effect, and, except as noted on the Rent Roll, the term of the same and the obligation to pay rent thereunder has commenced and the Tenant thereunder is in full possession and actual occupancy thereof, and all improvements required to be completed under the provisions thereof have been completed.

               (6) Litigation. To the best knowledge of Seller, except as may be set forth in Exhibit L, Seller has received no written notice of any pending action, litigation, condemnation or other proceeding against the Property or against Seller with respect to the Property.

               (7) Compliance. To the best knowledge of Seller, except as may be set forth in Exhibit L, Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws, regulations and ordinances, including without, limitation zoning and environmental laws, regulations, and ordinances.

               (8) Service Contracts. To the best knowledge of Seller, the Service Contracts identified in Exhibit C and Exhibit F constitute all of the service contracts and equipment leases that are presently in effect with respect to the Property.

               (9) Knowledge. As used in this Agreement, "the best knowledge of Seller," shall mean the present actual knowledge of Peter Vilim and Frank Romano without any duty to make inquiry and excluding any constructive or imputed knowledge; provided, however, that nothing in this Agreement shall be deemed to create or impose any personal liability of any kind on Peter Vilim or Frank Romano.

          B. Representations and Warranties of Buyer. Buyer hereby represents and warrants the following to Seller:

               (1) Authority. Buyer has all requisite power and authority to execute and deliver, and to perform all its obligations under this Agreement.

               (2) Due Execution. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Buyer and does not and will not (a) require any consent or approval that has not been obtained or (b) violate any provision of Buyer's organizational documents.

               (3) Enforceability. This Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles.

               (4) No Bankruptcy/Dissolution Event. No Bankruptcy/Dissolution Event has occurred with respect to Buyer, or if Buyer is a partnership, any of the general partners in Buyer. Buyer has sufficient capital or net worth to meet its obligations, including payment of the Purchase Price, under this Agreement.

               (5) Condition of Property . The Purchase Price reflects Buyer's underwriting of the costs of any capital improvements or repairs that may be required with respect to the Property.

          C. Survival. Any cause of action with respect to a breach of the representations and warranties set forth in this subparagraphs A and B above shall survive for a period of twelve (12) months from the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate.

          D. Knowledge as a Defense. Seller shall have no liability with respect to a breach of the representations and warranties set forth in subparagraph A above to the extent that Buyer proceeds with the closing of the transaction contemplated hereby with actual knowledge of such breach or should have known of such breach, through the exercise of reasonable diligence prior to the Closing Date.

          E. Certain Limitations. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT AND WITHOUT LIMITATION UPON THE LIMITATIONS ELSEWHERE IN THIS AGREEMENT UNDER NO CIRCUMSTANCES SHALL SELLER BE LIABLE TO BUYER ON ACCOUNT OF THIS AGREEMENT, ANY COVENANT, REPRESENTATION, WARRANTY, OR INDEMNIFICATION OBLIGATION HEREIN, ANY DOCUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION OR MATTER CONTEMPLATED HEREBY, IN AN AGGREGATE AMOUNT IN EXCESS OF TWO PERCENT (2%) OF THE PURCHASE PRICE. NOTHING IN THE FOREGOING PROVISIONS OF THIS PARAGRAPH 8E IS INTENDED TO LIMIT THE EFFECT OF THE REMEDIES PROVIDED FOR IN PARAGRAPH 3C WITH RESPECT TO A BREACH OF THIS AGREEMENT PRIOR TO THE CLOSING OR IN EVENT SUCH BREACH IS A RESULT OF FRAUD BY SELLER. IN THE EVENT OF A BREACH OF THIS AGREEMENT, THE BENEFITTING PARTY SHALL NOT BE ENTITLED TO RECOVER CONSEQUENTIAL DAMAGES.

          F. Certain Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:

               (1) Property Maintenance. Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligation not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or eminent domain or other events beyond the control of Seller, including changes in laws, rules, ordinances and regulations.

               (2) Service Contracts and Agreements. Seller shall not enter into any additional service contracts or other similar agreements affecting the Property without the prior consent of Buyer (not to be unreasonably withheld); provided, however, that Seller may enter into service contracts and agreements which are cancelable on thirty (30) days' notice without penalty without the consent of Buyer.

               (3) Tenant Leases. Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date.

               (4)  Approval  Standard.   All  approvals  by  Buyer  under  this
Paragraph 8F shall not be unreasonably withheld. Without limitation on the foregoing, if Seller delivers a written request to Buyer for Buyer's approval of any matter for which Buyer's approval is required under this Paragraph 8F (an "Approval Request"), and Buyer fails to deliver to Seller its written disapproval of such Approval Request within five

(5) days after its receipt of such Approval Request, then Buyer shall be deemed to have approved the matter that is the subject of such Approval Request.

               (5) Rent Ready. Seller shall deliver the Property at Closing with all vacant apartment units having cleaned carpets, freshly painted interior walls, working kitchen appliances, (and water heaters and HVAC to the extent serving only the individual vacant units), and no material damage to the doors, walls, ceilings, floors or windows inside such vacant units. Representatives of Seller and Buyer shall inspect the vacant units five (5) days prior to the Closing Date, and at Closing, in full satisfaction of Seller's obligations hereunder, Buyer shall receive a credit against the Purchase Price in the amount of the actual cost to make rent-ready each non-rent ready vacant unit existing as of five days before Closing to be agreed upon by the parties.

     9. DISCLAIMER AND RELEASE. AS AN ESSENTIAL INDUCEMENT TO SELLER TO ENTER INTO THIS AGREEMENT, BUYER ACKNOWLEDGES, UNDERSTANDS AND AGREES AS OF THE DATE HEREOF AND AS OF THE CLOSING DATE AS FOLLOWS:

          A. DISCLAIMER.

               (1) AS-IS, WHERE-IS. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN PARAGRAPH 8A OR IN THE DEED, THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS, WHERE IS" BASIS AND THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER.

               (2) SOPHISTICATION OF BUYER. BUYER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND THAT BUYER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF SUCH EXAMINATIONS AND THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER (OTHER THAN AS EXPRESSLY PROVIDED IN PARAGRAPH 8A OR IN THE DEED).

               (3)  INTERIM/PASSIVE   OWNER.  SELLER  (A)  DID  NOT  DEVELOP  OR
CONSTRUCT THE PROPERTY; AND (B) HAS DELEGATED THE DAY-TO-DAY MANAGEMENT OF THE PROPERTY TO MANAGER.

               (4) DUE DILIGENCE MATERIALS. ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROPERTY IS SOLELY FOR BUYER'S CONVENIENCE AND WAS OR WILL BE OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT

INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION (EXCEPT TO THE EXTENT PROVIDED IN PARAGRAPH 8A AND IN THE DEED). SELLER SHALL NOT BE LIABLE FOR ANY NEGLIGENT MISREPRESENTATION OR ANY FAILURE TO INVESTIGATE THE PROPERTY NOR SHALL SELLER BE BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS, APPRAISALS, ENVIRONMENTAL ASSESSMENT REPORTS, OR OTHER INFORMATION PERTAINING TO THE PROPERTY OR THE OPERATION THEREOF, FURNISHED BY SELLER, MANAGER, OR BY ANY REAL ESTATE BROKER, AGENT, REPRESENTATIVE, AFFILIATE, EMPLOYEE, SERVANT OR OTHER PERSON OR ENTITY ACTING ON SELLER'S BEHALF (COLLECTIVELY, "SELLER RELATED PARTIES").

          B. RELEASE. BUYER RELEASES SELLER AND ALL SELLER RELATED PARTIES FROM ALL CLAIMS WHICH ANY BUYER OR ANY PARTY RELATED TO OR AFFILIATED WITH BUYER (A "BUYER RELATED PARTY") HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO OR IN CONNECTION WITH THE PROPERTY INCLUDING THE DOCUMENTS AND INFORMATION REFERRED TO HEREIN, THE TENANT LEASES AND THE TENANTS THEREUNDER, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION AND ANY ENVIRONMENTAL CONDITIONS, AND BUYER SHALL NOT LOOK TO ANY SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN PARAGRAPH 8 AND THOSE OBLIGATIONS OF SELLER UNDER THIS AGREEMENT WHICH ARE EXPRESSLY INTENDED TO SURVIVE THE CLOSING. THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. BUYER MAY HAVE NO REMEDY AGAINST SELLER'S PREDECESSORS (IF ANY).

          C. SURVIVAL. THIS PARAGRAPH 9 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSING DATE AND SHALL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT CLOSING. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OR WARRANTIES CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE, REGULATION OR ORDER.

                  KC
                  INITIALS OF BUYER


     10. Conditions to Closing.

          A. Seller's Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Seller's obligations to perform its undertakings provided in this Agreement (including its obligation to sell the Property) are conditioned on the following:

               (1)______Partner Approvals. Within seven (7) business days of the Effective Date Seller shall obtain all requisite approvals of its partners to the proposed sale.

               (2)______Performance by Buyer. The due performance by Buyer of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Seller of the items specified to be delivered by Buyer in Paragraph 6 hereof).

               (3)______No Bankruptcy or Dissolution. That at no time on or before the Closing Date shall any Bankruptcy/Dissolution Event have occurred with respect to Buyer, and if Buyer is a partnership, any general partners of Buyer.

          B. Buyer's Conditions to Closing. In addition to the conditions provided in other provisions of this Agreement, Buyer's obligations to perform its undertakings provided in this Agreement (including its obligation to purchase the Property) are conditioned on the following:

               (1)______Performance by Seller. The due performance by Seller of each and every undertaking and agreement to be performed by it hereunder (including the delivery to Buyer of the items specified to be delivered by Seller in Paragraph 6).

               (2)______No Bankruptcy or Dissolution. That at no time on or before the Closing Date shall a Bankruptcy/Dissolution Event have occurred with respect to Seller.

     11. Miscellaneous.

          A. Brokerage Issues.

               (1)______Generally. Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify, protect, defend and hold Buyer harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify, protect, defend and hold Seller harmless from and against the same if it shall be based upon any statement or agreement alleged to have been made by Buyer.

               (2)______Broker's Commission. CB Richard Ellis and Webster Corp. (collectively, the "Broker") has been engaged in connection with the transaction contemplated by this Agreement, and without limitation on the foregoing provisions of this Paragraph, if and only if the transaction contemplated hereby shall close in accordance with the terms of this Agreement, Seller shall pay Broker the commission (the "Commission") pursuant to a separate agreement between Seller and Broker.

          B. Limitation of Liability. No present or future partner, member, manager, director, officer, shareholder, employee, advisor, affiliate or agent of or in Seller or any affiliate of Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's interest in the Property for the payment of any claim or for any performance, and Buyer hereby waives any and all such personal liability.
For purposes of this subparagraph B, no negative capital account or any contribution or payment obligation of any partner or member in Seller shall constitute an asset of Seller. The limitations of liability contained in this Paragraph shall survive the termination of this Agreement or the Closing Date, as applicable, and are in addition to, and not in limitation of, any limitation on liability applicable to Seller provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

          C. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement (or make an offer or enter into negotiations to do so) without the prior written consent of Seller (in which event such
transferee  shall  assume  in  writing  all  of  the  transferor's   obligations
hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement without the consent of Seller to Maxus Realty Trust Inc. ("Affiliate") or to a single-purpose bankruptcy remote entity which is controlled by Buyer or Affiliate (in either of which events such transferee shall assume in writing all of the transferor's obligations hereunder, but Buyer shall not be released from its obligations hereunder). As used herein, "controlled by Affiliate" with respect to an entity means that Affiliate: (1) has the sole ability to direct the management, policies and operation of such entity, directly or indirectly, through voting securities or otherwise; and (2) Affiliate owns more than fifty percent (50%) of the direct or indirect ownership interests in such entity. Any change in control or majority ownership of Buyer or Affiliate constitutes an assignment for purposes of this subparagraph. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. In addition, neither Buyer nor Affiliate shall not re-sell the Property or assign its rights or obligations under this Agreement (or make an offer or enter into negotiations to do so) through a "double escrow" or other similar mechanism without Seller's prior written consent. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

          D. Notices. Any notice which a party is required or may desire to give the other party shall be in writing and may be delivered (1) personally, (2) by United States registered or certified mail, postage prepaid, (3) by Federal Express or other reputable courier service regularly providing evidence of delivery (with charges paid by the party sending the notice); or (4) by telecopy, provided that such telecopy shall be immediately followed by delivery of such notice pursuant to clause (1), (2) or
(3) above. Any such notice shall be addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

To Buyer:

KelCor, Inc.
104 Armour Road
North Kansas City, MO 64116
Attention:  Mr. David Johnson
Telephone:816/303-4500
Telecopier:816/221-1829

With Copy To:

Robert B. Thomson
4324 Belleview, Suite 201
Kansas City, MO. 64111
Telephone: (816) 421-2835
Telecopier: (816) 531-6828

To Seller:

Waterton Associates, L.L.C
225 West Washington, Suite 1640
Chicago, IL 60606
Attention: Peter Vilim and Marc Swerdlow
Telephone: (312) 629-8260
Telecopier: (312) 553-2205

With Copy To:

Pircher, Nichols & Meeks
900 North Michigan Avenue
Suite 1050
Chicago, Illinois 60611
Attention:   Real Estate Notices (EJML)
Telephone:        (312) 915-3113
Telecopier:       (312) 915-3348

To Title Company:
New York Land Services, Inc.
630 Third Avenue, 5th Floor
New York, NY  10017
Attention:                 _________
Telephone: (212) 490-2277
Telecopier: (212) 490-8012

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon actual receipt of the same by the party to whom the same is to be given. Notices may be given by facsimile transmission and shall be deemed given upon the actual receipt of the same by the individual to which they are addressed, and shall be promptly followed by a hard copy notice by mail as provided above. The attorneys for any party hereto shall be entitled to provide any notice that a party desires to give or is required to give hereunder.

          E. Legal Costs. In the event any action be instituted by a party to enforce this Agreement, the prevailing party in such action (as determined by the court, agency or other authority before which such suit or proceeding is commenced), shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the decision maker subject to the limitations in Paragraph 8(e) applicable to both Buyer and Seller. The foregoing includes, but is not limited to, reasonable attorneys' fees, expenses and costs of investigation incurred in (1) appellate proceedings; (2) in any post-judgement proceedings to collect or enforce the judgement; (3) establishing the right to indemnification; and (4) any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes. This provision is separate and several and shall survive the consummation of the transaction contemplated by Agreement or the earlier termination of this Agreement.

          F. Confidentiality. The terms of the transfers contemplated in this Agreement, including the Purchase Price and all other financial terms, as well as the information discovered by Buyer and its agents in connection with its due diligence investigation of the Property shall remain confidential and shall not be disclosed by either party hereto without the written consent of the other except (1) to such party's directors, officers, partners, members, employees, legal counsel, accountants, engineers, architects, financial advisors and similar professionals and consultants to the extent such party deems it necessary or appropriate in connection with the transaction contemplated hereunder (and such party shall inform each of the foregoing parties of such party's obligations under this Paragraph and shall secure the agreement of such parties to be bound by the terms hereof); or (2) as otherwise required by law or regulation. Each party shall indemnify, defend and hold the other party harmless from and against any Claims arising from a breach by it of this Paragraph. The restrictions in this Paragraph shall survive a termination of this Agreement but shall terminate upon the purchase of the Property by Buyer.

          G. Further Instruments. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

          H. Matters of Construction.

               (1)______Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

               (2)______Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters except the Escrow Agreement.

               (3)______Time of the Essence. Subject to subparagraph (4) below, time is of the essence of this Agreement.

               (4)______Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "business day" means any day other than a Saturday, Sunday or federal holiday.

               (5)______Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

               (6)______Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner. The captions and headings of the Paragraphs of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Paragraph references in this Agreement shall be deemed to refer to the Exhibits and Paragraphs in this Agreement. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel; (b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party. In the event of any dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is to not to be resolved against Seller or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.

               (7)______No Waiver. Waiver by one party of the performance of any covenant, condition or promise of the other party shall not invalidate this Agreement, nor shall it be deemed to be a waiver by such party of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature). No failure or delay by one party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by such party while the other party continues to be so in default.

               (8)______Consents and Approvals. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

               (9)______Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE JURISDICTION WHERE THE LAND IS LOCATED (WITHOUT REGARD TO CONFLICTS OF LAW).

               (10)_____Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party (express or implied), and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.

               (11)_____Amendments. This Agreement may be amended by written agreement of amendment executed by all parties, but not otherwise.

               (12)_____Survival. Unless otherwise expressly provided for in this Agreement, the representations, warranties, covenants and conditions of the parties set forth in this Agreement shall not survive the consummation of the transaction contemplated by this Agreement and the delivery and recordation of the Deed. Notwithstanding the foregoing (a) all indemnification obligations in this Agreement shall survive the closing of the transaction on the Closing Date for the period specified therein; and (b) the indemnification obligations set forth in Paragraphs 5 and 11A and 11F shall survive the termination of this Agreement.

          I. Back-Up Offers. Seller reserves the right, prior to the Closing Date, to solicit, consider, negotiate and accept one or more offers by third parties to purchase the Property from Seller (and to enter into purchase contracts with such third parties to that end); provided that the rights or any such third party to purchase the Property shall not be effective until after the termination of this Agreement in accordance with its terms.

          J. Buyer's Delivery of Certain Information. In the event the transaction contemplated hereby shall fail to close for any reason other than a default by Seller hereunder, Buyer shall, at its expense, promptly deliver to Seller, to the extent in Buyer's possession or control, (1) all existing originals and copies of the written information and materials supplied to Buyer by Seller, Manager or their respective agents; and (2) true, accurate and complete copies of any written information concerning the Property prepared by or on behalf of Buyer in connection with its investigations hereunder (including any reports, audits and appraisals prepared by any third parties). Seller shall not hold Buyer responsible for the accuracy of any information prepared by third parties which is delivered to Seller in connection with this Paragraph.

          K. Post Closing Access. For a period of six (6) months subsequent to the Closing Date, Seller and its employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to Buyer by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Buyer, and shall have the right to make copies of such documents, books and records at Seller's expense.


          L. Indemnification Obligations. If the Closing occurs then the parties shall have the following respective indemnification obligations:

               A. Indemnification by Seller . Seller shall protect, defend, indemnify and hold Buyer harmless from and against any Claim in any way related to the Property and arising or accruing prior to Closing Date

               B. Indemnification by Buyer . Buyer shall protect, defend, indemnify and hold Seller harmless from and against any Claim in any way related to the Property and first arising or accruing on or after the Closing Date.

          For purposes of this Agreement a Claim shall be any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage, cost or expense (including any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim [including appellate proceedings], and any collection costs or enforcement costs).

          This Paragraph 11L is subject to the provisions of Paragraph 9 and shall survive the Closing Date for a period of twelve months.

          M. Indemnification Obligations. The indemnification obligations under this Agreement shall be subject to the following provisions:

               (1)______The party seeking indemnification ("Indemnitee") shall notify the other party ("Indemnitor") of any Claim against Indemnitee within forty-five (45) days after it has notice of such Claim, but failure to notify Indemnitor shall in no case prejudice the rights of Indemnitee under this Agreement unless Indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should Indemnitor fail to discharge or undertake to defend Indemnitee against such liability (with counsel approved by Indemnitee), within thirty (30) days after Indemnitee gives Indemnitor written notice of the same, then Indemnitee may settle such Claim, and Indemnitor's liability to Indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by Indemnitee in effecting such settlement. Indemnitee shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of Indemnitee unless: (a) the employment of such counsel shall have been authorized in writing by Indemnitor in connection with the defense of such action, (b) Indemnitor shall not have employed counsel to direct the defense of such action, or (c) Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to Indemnitor (in which case Indemnitor shall not have the right to direct the defense of such action or of Indemnitee), in any of which events such fees and expenses shall be borne by Indemnitor.

               (2)______The indemnification obligations under this Agreement shall cover the costs and expenses of Indemnitee, including reasonable attorneys' fees, related to any actions, suits or judgments incident to any of the matters covered by such indemnities.

               (3)______The indemnification obligations under this Agreement shall also extend to any present or future advisor, trustee, director, officer, partner, member, manager, employee, beneficiary, shareholder, participant or agent of or in Indemnitee or any entity now or hereafter having a direct or indirect ownership interest in Indemnitee.

          N. Jurisdiction; Venue. Each party hereby consents to the exclusive jurisdiction of any state or federal court located within the jurisdiction where the Land is located, waives personal service of any and all process upon it, consents to service of process by registered mail directed to each party at the address for notices herein, and acknowledges that service so made shall be deemed to be completed upon actual delivery thereof (whether accepted or refused). Each party further consents and agrees that venue of any action instituted under this Agreement shall be proper solely in the jurisdiction where the Land is located, and hereby waives any objection to such venue.

          O. Waiver of Trial by Jury. The parties hereby irrevocably waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

          P. No Recordation. In no event shall this Agreement or any document or other memorandum related to the subject matter of this Agreement be recorded without the consent of Seller.

          Q. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

     THE SUBMISSION OF THIS AGREEMENT FOR EXAMINATION IS NOT INTENDED TO NOR SHALL CONSTITUTE AN OFFER TO SELL, OR A RESERVATION OF, OR OPTION OR PROPOSAL OF ANY KIND FOR THE PURCHASE OF THE PROPERTY. IN NO EVENT SHALL ANY DRAFT OF THIS AGREEMENT CREATE ANY OBLIGATION OR LIABILITY, IT BEING UNDERSTOOD THAT THIS AGREEMENT SHALL BE EFFECTIVE AND BINDING ONLY WHEN A COUNTERPART HEREOF HAS BEEN EXECUTED AND DELIVERED BY EACH PARTY HERETO AND THE DEPOSIT IS DELIVERED TO THE TITLE COMPANY.

                    BALANCE OF PAGE INTENTIONALLY LEFT BLANK.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                      SELLER:

                      WATERTON ROCK, LIMITED,
                      an  Arkansas limited partnership

                      By: Waterton Rock Investors, Limited,
                          an Arkansas limited partnership

                          By: SV L.L.C., an Illinois limited liability company
                              Its  general partner


                               By: /s/ Peter M. Vilim
                               Name:   Peter M. Vilim
                               Title:  Member



                               BUYER:

                               KelCor, INC.,
                               a Missouri corporation

                               By: /s/ Daniel W. Pishny
                               Name:   Daniel W. Pishny
                               Title:  Vice President

                               PURCHASE AGREEMENT


                                  EXHIBIT LIST



   Exhibit A   -   Description of Land

   Exhibit B   -   Inventory of Tangible Personal Property

   Exhibit C   -   List of Mandatory Service Contracts

   Exhibit D   -   Form of Deposit Escrow Agreement

   Exhibit E   -   Property Documents

   Exhibit F   -   List of Discretionary Service Contracts

   Exhibit G   -   Form of Deed

   Exhibit H   -   Form of Bill of Sale, Assignment and Assumption

   Exhibit I   -   Form of Certificate of "Non-Foreign" Status

   Exhibit J   -   Form of Notice to Tenants

   Exhibit K   -   Rent Roll

   Exhibit L   -   Exceptions to Seller's Representations and Warranties

                                    EXHIBIT A

                               DESCRIPTION OF LAND

Part of Tracts 3, 6, and 7, Hillvale Addition, Little Rock, Pulaski County, Arkansas, more particularly described as follows:
Beginning at the Northwest corner of Tract 7, Hillvale Addition; thence South 67 degrees 35 minutes 20 seconds East 35.00 fee; thence South 48 degrees 59 minutes 16 seconds East 80.00 fee; thence South 77 degrees 17 minutes 24 seconds East
72.00 fee; thence South 30 degrees 18 minutes 29 seconds East 78.00 fee; thence South 68 degrees 07 minutes 04 seconds East 124.00 fee to a point on the East line of the West 1/2 of said Tract 7; thence South 00 degrees 45 minutes 54 seconds West along said East line 374.98 fee to a point on the North line of a 50 foot wide Little Rock Water Works Easement; thence North 87 degrees 25 minutes 51 seconds West along said North line 219.11 feet; thence North 78 degrees 18 minutes 19 seconds West continuing along said North line 290.87 fee; thence North 81 degrees 37 minutes 00 seconds West continuing along said North line 298.70 feet; thence North 33 degrees 50 minutes 55 seconds East 350 feet; thence North 53 degrees 57 minutes 51 seconds East 80 feet; thence North 42 degrees 42 minutes 56 seconds East 99.00 feet; thence North 67 degrees 48 minutes 07 seconds East 98.00 feet; thence South 66 degrees 15 minutes 55 seconds East 50.00 feet; thence South 46 degrees 21 minutes 58 seconds East 20 feet to a point on the East line of Tract 3, Hillvale Addition; thence South 00 degrees 54 minutes 05 seconds West along said East line 15.00 feet to the Point of Beginning.

                                    EXHIBIT B

                     INVENTORY OF TANGIBLE PERSONAL PROPERTY

Office Inventory/Model Inventory

1.  Refrigerator (2) 1 full size and 1 short
2.  Microwave
3.  Wooden maintenance desk
4.  Wooden stands (2)
5.  File cabinets (3)
6.  Microwave stand
7.  Umbrellas (2)
8.  Toshiba Modern Image copier
9.  Canon Faxphone B640
10. Hewlett Packard LaserJet 1100 printer
11. Dell Computer
12. Motorola 2 way radio (3)
13. Sentry Lock and Key safe 1900
14. Paper shedder - Fellows PS 40
15. 2000 plus "acct & amt" stamp
16. 2000 plus "date, prop, acct #, mgr. Sig., and Reg sig
17. Trodat - dated stamp
18.  disquette case
19. aqua - sensor -AV - urine detector
20. vacuum cleaners (2) Hoover/Eureka
21. floor lamp
22. Polaroid instant camera
23. coffee maker
24. radio
25. typewriter-Brother
26. three ring hole punch (3)
27. telephones (6)
28. adding machine
29. tape dispensers (2)
30. 5-in-1 (fax, printer, copier, scanner, PC Fax)-Brother
31. Okipage printer
32. Staplers (3)
33. Paperclip dispensers
34. Calculators (2)
35. Pots of green plants (5)
36. Pots of Mexican pottery with eucalyptus (2)
37. Bulletin board
38. Two ring hole puncher
39. Full page magnifier
40. Picture frames (4)
41. Potted floor plant
42. Baskets of fruit (3)
43. Pots of green plants (6)
44. Basket of beans & pasta
45. Jar of decorative beans
46. Jar of decorative pasta
47. crate of three wooden spoons
48. wine glasses (2)

49. napkins (2)
50. place mats (2)
51. dinner plates (2)
52. salad bowls (2)
53. clock radio
54. tea light potpourri holder
55. gift bags (4)
56. gold star baskets (2)
57. basket of soap
58. burgundy towels (2)
59. burgundy hand towel

MAINTENANCE INVENTORY

1.  Robinair M# 25150- Recovery Machine
2.  Robinair M# 15400- 4CFM-Vacuum Pump
3.  Set of oxy/acetylene torches
4.  ILCO, mini-mite M# 008- Keying Machine
5.  Wagner bench-top grinder
6.  Vaportek M# 90-5000 Odor neutralizing machine
7.  Heavy duty hand truck
8.  Marco 100' x3/4" sewer line
9.  4' A-Frame ladder (2)
10. Echo M# PB-2100 gas powered blower
11. Werner 8' wooden A-Frame ladder
12. Union post hole digger
13. Pick-ax
14. 8 lb. sledge hammer
15. Kwikset keying kit
16. Skilsaw M# 5150     71/4" circular saw
17. 24' Aluminum extension ladder
18. Ideal lock-out/tag-out kit
19. Ridgid-closet auger 3'
20. Wheel barrow
21. Pool equipment
22. Desk
23. Round black fan
24. Refrigerator
25. 107 sets of washer/dryers
26. microwave (2)
27. pipe wrench
28. Dimplex electric heater


FITNESS CENTER

1.  Stairmaster-Diamondback Preference HRT 1000 ES Heart-rate trainer
2.  Universal multigym-LifeFitness Strength
3.  Treadmill-True 700
4.  Bike-Diamondback Preference HRT 1000 R Heart-rate trainer
5.  Performer

                                    EXHIBIT C

                       LIST OF MANDATORY SERVICE CONTRACTS

Cable Service Agreement dated March 20, 1998 with Comcast Cablevision of Little Rock Cable Installation Service dated May 27, 1996 with Comcast Cablevision of Little Rock Contract for Marketing Services dated April 28, 2000 with Southwestern Bell Telephone Company

                                    EXHIBIT D

                        FORM OF DEPOSIT ESCROW AGREEMENT

             Escrow Agreement among Seller, Buyer and Escrow Holder.

                                     RECITAL

     Seller and Buyer have entered into the Purchase Agreement dated effective as of July 9, 2001 for the Property. In connection with the transactions contemplated by the Purchase Agreement, Buyer and Seller have requested Escrow Holder to hold the Escrow Deposit (as defined in the Purchase Agreement) under such Purchase Agreement in escrow in accordance with the terms of this Agreement.

     NOW THEREFORE, in consideration of the covenants herein and other valuable consideration, Seller, Buyer and Escrow Holder agree as follows:

          1. Definition of Terms - Throughout this Agreement the following terms shall be defined as indicated.

       Term                                        Definition

       Seller                             Waterton Rock, Limited

       Seller's Address                   c/o Waterton Associates, L.L.C.
                                          225 West Washington, Suite 1640
                                          Chicago, IL  60601

       Buyer                              KelCor, Inc.

       Buyer's Addresses                  104 Armour Road
                                          North Kansas City, MO 64116
                                          Attention: David Johnson

       Escrow Holder                      New York Land Services, Inc.

       Address of Escrow Holder           630 Third Avenue, 5th Floor
                                          New York, NY  10017


       Purchase Agreement                 Dated effective as of July 9, 2001

       Property                           See Annex A attached hereto

       Initial Escrow Deposit             $50,000

       Additional Escrow Deposit:         $50,000

       Date of this Escrow Agreement      July  , 2001

          2. Receipt of Escrow Check - Escrow Holder acknowledges receipt of the check or payment representing the Initial Escrow Deposit under the Purchase Agreement. If Buyer delivers the Due Diligence Notice (as such term is defined in the Purchase Agreement), Buyer is obligated to deliver the Additional Escrow Deposit to Escrow Holder (the Initial Escrow Deposit, Additional Escrow Deposit and any interest accrued thereon is hereinafter called the "Deposit"). Escrow Holder agrees to hold the Deposit on the terms and conditions set forth in this Agreement.

          3. Disposition of Contract Deposit - Escrow Holder shall hold and dispose of the Deposit in accordance with the terms of this Agreement or in accordance with any instruction or instructions which shall be signed jointly by both Seller and Buyer, or in accordance with separate instructions of like tenor signed by Seller and Buyer. Seller and Buyer hereby instruct and authorize Escrow Holder to invest the Deposit in any of the following: (i) United States Treasury obligations; (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller; or (iii) such other investments as may be reasonably acceptable to Seller and Buyer. If Escrow Holder shall receive an instruction (hereinafter the "Instruction") with respect to the Deposit, or any part thereof, from Seller but not from Buyer, or from Buyer but not from Seller (the party giving the Instruction being hereinafter referred to as the "Instructing Party" and the party which shall not have given the Instruction being hereinafter referred to as the "Non-Instructing Party"), Escrow Holder shall transmit a copy of the Instruction received from the Instructing Party to the Non-Instructing Party. Escrow Holder shall not act in accordance with the Instruction unless and until the Non-Instructing Party shall notify Escrow Holder in writing that Escrow Holder is to comply with the Instruction. If the Non-Instructing Party shall advise Escrow Holder not to comply with the Instruction, Escrow Holder shall not act in accordance with the Instruction, but may thereafter either

               (a) act solely in accordance with any of the following:

                    (i)    a new Instruction signed jointly by Seller and Buyer;

                    (ii) separate Instructions of like tenor from each of Seller and Buyer;

                    (iii) a certified copy of an arbitrator's award issued under the rules of the American Arbitration Association as to which Escrow Holder shall have received an opinion of a law firm satisfactory to Escrow Holder in its sole and absolute discretion that such award is final beyond appeal; or

                    (iv) a certified copy of a judgment of a court of competent jurisdiction as to which Escrow Holder shall have received an opinion of a law firm satisfactory to Escrow Holder in its sole and absolute discretion that such award is final beyond appeal; or

               (b) deposit the Deposit with a court selected by Escrow Holder and in such event all liability and responsibility of Escrow Holder shall terminate upon such deposit having been made.

          4. Responsibility - Escrow Holder shall not be bound in any way by the Purchase Agreement or any other agreement between Seller and Buyer, whether or not it has knowledge thereof, and Escrow Holder's only duties and responsibilities shall be to hold and to dispose of the Deposit in accordance with the terms of this Agreement.

          5. Duties; Indemnity. Escrow Holder is acting only for the accommodation of the parties and in performing its duties, shall not be liable for: a) any loss, costs or damage which it may incur as result of serving as Escrow Holder hereunder, except for any loss, costs or damage arising out of its willful misconduct or gross negligence, b) any action taken or omitted to be taken in reliance upon any document, escrow instructions, including any written instructions provided for in this Agreement, which Escrow Holder shall in good faith believe to be genuine and c) any loss or impairment of the Funds deposited with federally insured financial institution, resulting from the failure, insolvency, or suspension of the depositary. Buyer and Seller hereby agree to indemnify and hold Escrow Holder harmless against any and all losses, claims, damages, liabilities and expenses, including reasonable attorneys' fees, which may be incurred by Escrow Holder in connection its serving as Escrow Holder hereunder.

          6. Notice - Any notice, report, demand or instruction required or permitted under this Agreement shall be deemed to have been sufficiently transmitted, delivered, given or served for all purposes if delivered by nationally recognized overnight courier service which provides a receipt to the parties at their addresses hereinabove set forth (if to Seller, with a copy to Pircher, Nichols & Meeks, 900 North Michigan Avenue, Chicago, Illinois 60611,
Attn: Real Estate Notices (EJML); if to Purchaser, with a copy to Robert B. Thomson, 4324 Belleview, Suite 201,Kansas City, MO. 64111, or at such other address as a party may hereafter designate by written notice as herein provided. The effective date of delivery or transmittal of a notice, report, demand or instruction shall be the actual date that delivery is effected.

          7. Miscellaneous - This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and shall bind and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may not be changed or amended except by a writing signed by each of the parties hereto and Escrow Holder.


            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       SELLER:

                                       WATERTON ROCK, LIMITED
                                       an Arkansas limited partnership

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       BUYER:

                                       KelCor Inc.
                                       a Missouri corporation

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       ESCROW HOLDER:

                                       New York Land Services, Inc.

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                    EXHIBIT E

                               PROPERTY DOCUMENTS


     1.   Existing ALTA/ACSM survey of the Property.

     2. All architectural drawings and specifications in the possession of Seller or its property manager, relating to the Property including CAD drawings and those affecting approved or permitted improvements not yet built, or partially built.

     3. Evidence in the possession of Seller or its property manager that the present structure, use, operation and maintenance of the Property is authorized by, and in compliance with and governmental regulations including, but not limited to, certificates of occupancy, permits and licenses.

     4. Annual operating (i.e., income and expense) statements and a record of capital expenditures for the Property for the last two (2) years and the current partial year.

     5. All assessments and bills affecting the Property (including, without limitation, special assessments) for the preceding two (2) years and the current partial year for real estate, personal property and any other taxes, for special assessments, and for water, sewer and other charges, and a summary of any contested tax assessments.

     6. The current Rent Roll for the Property in the form of Exhibit I to this Agreement.

     7.   All  service  and  other  contracts   (excluding  property  management
          agreements which will be terminated as of the Closing Date).

     8. Copies of all engineering and physical inspection reports in Seller's possession (or the possession of its property manager), including, without, limitation all materials relating to any termite inspections.

     9. Copies of all warranties and guarantees on property which Seller shall transfer to Buyer at closing, all of which shall be located at the Property on the closing date.

     10.  The Loan Documents

                                    EXHIBIT F

                     LIST OF DISCRETIONARY SERVICE CONTRACTS

Clark Exterminating
Land Design
Dixie Rents
Fairway Lawns
For Rent
Apartment Guide
Hall Balloons
Rent Net
Saferent
Security Link
Teletouch
Answerfone
Apartment Painters of Little Rock
BFI
Clear Mountain Springs
Audio Images
Searcy

                                    EXHIBIT G

                                  FORM OF DEED


                    [OBSERVE STATE REQUIREMENTS AND CUSTOMS]

                                    EXHIBIT H

            FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT



     FOR VALUABLE CONSIDERATION, receipt and adequacy of which is hereby acknowledged, as of the date hereof (the "Effective Date"), the undersigned, Waterton Rock, Limited, an Arkansas limited partnership ("Assignor"), hereby sells, transfers, assigns and conveys to __________________________, a ___________________ ("Assignee"), all right, title and interest of Assignor in and to the "Personal Property", the "Tenant Leases", the "Mandatory Service Contracts", the "Discretionary Service Contracts", and the "Intangible Property", as each of the foregoing is defined in that certain agreement ("Purchase Agreement") captioned "PURCHASE AGREEMENT", dated as of June __, 2001, by and between Assignor and Assignee, providing for, among other things, the conveyance of the Personal Property, the Tenant Leases, and the Intangible Property. Unless otherwise defined herein, all terms used in a capitalized manner herein shall have the meaning set forth in the Purchase Agreement.

     The covenants, agreements, representations, warranties, indemnities and limitations provided in the Purchase Agreement with respect to the property conveyed hereunder (including, without limitation, the limitations of liability provided in Paragraphs 3, 8, 9 and 11B of the Purchase Agreement), are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Assignee and Assignor and their respective successors and assigns.

     This Bill of Sale, Assignment and Assumption is made subject to the title exceptions approved or deemed approved by Assignee pursuant to Paragraph 4 of the Purchase Agreement.

     This Bill of Sale, Assignment and Assumption may be executed in one or more identical counterparts, each of which such counterpart shall be deemed an original for all purposes and all such counterparts collectively consisting of one such Bill of Sale, Assignment and Assumption.

     As of the Effective Date, Assignee hereby accepts the foregoing Bill of Sale, Assignment and Assumption and hereby agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Assignor relating to the Tenant Leases and Intangible Property first arising and accruing on and after the Effective Date; subject, however, to any provisions in the Tenant Leases which limit the liability of the lessor thereunder.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Bill of Sale, Assignment and Assumption as of __________, 2001.


                                       ASSIGNOR:

                                       Waterton Rock, Limited
                                       an Arkansas limited partnership

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                       ASSIGNEE:

                                        _______________________________________,
                                        a ______________________________________

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                    EXHIBIT I

                    FORM OF CERTIFICATE OF NON-FOREIGN STATUS

                                    _________

                           FEDERAL FIRPTA CERTIFICATE

     Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform __________________________, a ___________________ ("Buyer"),
that withholding of tax is not required upon the disposition of a U.S. real property interest by _______, ____, a _______________ ("Seller"), the undersigned  hereby  swears,  affirms and  certifies  the following on behalf of
Seller:

     1. Seller is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).

     2. Seller's U.S. employer identification number is ____________.

     3. Seller's office address is:

        _________________________
        _________________________
        _________________________
        Attention: ______________

     4. Seller understands that this certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Under penalties of perjury, the undersigned declares that he has examined this certification and to the best of his knowledge and belief it is true, correct and complete, and he/she further declares that he has the authority to sign this document on behalf of Seller.

     Executed as of the _____ day of _________, 2001.

                                       ________________________________________,
                                       a _______________________________________

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                  [ADD STATE FORM AS NECESSARY OR APPROPRIATE]

                                    EXHIBIT J

                            FORM OF NOTICE TO TENANTS


                            As of ____________, 2001

_________________________
_________________________
_________________________
Attention: ______________

     Re: Your lease ("Lease") at
          __________________________ (the "Property")

Dear Tenant:

     We are pleased to announce that, as of the date of this letter, __________, a ______________ ("Former Owner"), has sold its interest in the Property, the landlord's interest in the Lease and the current security deposit balance of $_______ under the Lease to __________________________, a ___________________
("New Owner"); and New Owner has assumed and agreed to perform all of the landlord's obligations under the Lease on and after such date. Accordingly, all of your obligations under the Lease on and after such date (including your obligation to pay rent) shall be performable to and for the benefit of New Owner, and its successors and assigns; and all of the obligations of the landlord under the Lease on and after such date shall be the binding obligations of New Owner, and its successors and assigns.

     Unless and until you are otherwise notified in writing by New Owner, the address of New Owner for all purposes under your Lease (including the giving of any notices provided for in your Lease) is as follows:

                            _________________________
                            _________________________
                            _________________________
                            Attention: ______________

     Until you are notified to the contrary by New Owner, the Property will be managed by _________________________________________, and as in the past, your rental payment is due and payable on the first of each month. Except as otherwise notified by New Owner, rent should be made payable to "_____________________" and sent to the above address.

     Please feel free to call _____________________  (___) ___-____, if you have any questions.

                                       Very truly yours,

                                       FORMER OWNER:

                                       ________________________________________,
                                       a Delaware corporation

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________


                                       NEW OWNER:

                                       ________________________________________,
                                       a _______________________________________

                                       By: _____________________________________
                                       Name: ___________________________________
                                       Title: __________________________________

                                    EXHIBIT K

                                    RENT ROLL

                                    EXHIBIT L

              EXCEPTIONS TO SELLER'S REPRESENTATIONS AND WARRANTIES

                                      None